                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                EUPHONIX, INC.
                                --------------
               (Name of Registrant as Specified In Its Charter)


                           ________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11-(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:__________________
     (2) Form, Schedule or Registration Statement No.:________________
     (3) Filing Party:___________________
     (4) Date Filed:_____________________

                                 EUPHONIX, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 26, 2000

                               ----------------

   The Annual Meeting of Shareholders of Euphonix, Inc., a California corporation (the "Company"), will be held at the Company's offices located at 220 Portage Avenue, Palo Alto, California 94306 on Monday, June 26, 2000 at 9:00 a.m. California time, for the following purposes.

     1. To elect three directors to serve for the ensuing two years or until their successors are duly elected and qualified.

     2. To ratify and approve the reservation of an additional 1,000,000 shares of Common Stock for issuance under the 1999 Stock Plan.

     3. To approve the conversions of the Secured Promissory Note issued by the Company in February 2000 into Common Stock.

     4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on April 27, 2000 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof. A list of such shareholders is kept at the office of the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C. All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

   Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Barry L. Margerum
                                          Chief Executive Officer

Palo Alto, California
May 8, 2000


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                 EUPHONIX, INC.
                               220 Portage Avenue
                          Palo Alto, California 94306

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    Notice of Annual Meeting of Shareholders
                                 June 26, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Date, Time and Place

   This Proxy Statement is furnished to the shareholders of Euphonix, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Monday, June 26, 2000, and any and all postponements or adjournments thereof. These proxy solicitation materials were first mailed on or about May 8, 2000 to all shareholders entitled to vote at the Annual Meeting.

Purposes of the Annual Meeting

   The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify and approve the reservation of an additional 1,000,000 shares of Common Stock for issuance under the 1999 Stock Plan, bringing the total number of shares of Common Stock authorized for issuance under the 1999 Stock Plan to 1,750,000 shares of Common Stock, (3) approve the conversions of the Secured Promissory Note issued by the Company in February 2000 into Common Stock, (4) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and
(5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date and Share Ownership

   Shareholders of record at the close of business on April 27, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 11,875,932 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Share Ownership by Principal Shareholders and Management."

Voting and Solicitation; Quorum

   Each share has one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   The Company believes that abstentions should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

   Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

   The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Shareholder Proposals for the Next Annual Meeting

   Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than January 26, 2001 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 220 Portage Avenue, Palo Alto, California 94306.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   There are currently authorized six seats on the Company's Board of Directors (the "Board"). The Board is divided into two classes with each director serving a two-year term and one class being elected at each year's annual meeting of shareholders. Directors Dobbie, Jackson and Meier are in the class of directors whose terms expire at the annual meeting of shareholders to be held June 26, 2000, and Directors Kuhling, Margerum and Silfast are in the class of directors whose terms will expire at the 2001 annual meeting of shareholders. The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as a director. Shareholders may withhold authority to vote for the entire slate as nominated or, by striking through the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. As described in Proposal Three below, Stephen D. Jackson and Dieter W. Meier were initially nominated to serve on the Board by a majority of the investors in the Secured Promissory Note executed in February 2000 (the "February Note"). Pursuant to the terms of the February Note, the Company has agreed to use commercially reasonable efforts to nominate two persons designated by a majority of the investors in the February Note for election to the Board at the Company's next election of directors, provided that each of the nominees possesses the necessary qualifications and background to serve on the Board.

   The following three persons have been selected and appointed by the Board of Directors as nominees for election to the Board: James Dobbie, Stephen D. Jackson and Dieter W. Meier. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to serve as a director, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

   The names of the directors of the Company, including the nominees, and certain information about them, are set forth below.

                                       Director     Principal Occupation or
              Name              Age(1)  Since              Employment
              ----              ------ --------     -----------------------
 Dieter W. Meier(2)............   55     2000   Chairman of the Board of the
                                                Company
 James Dobbie..................   69     1991   Director of the Company
 Stephen D. Jackson(3).........   51     2000   President of USA Products Group
 Robert F. Kuhling, Jr.(2)(3)..   51     1990   General Partner of several
                                                venture capital partnerships
                                                managed by ONSET Ventures
                                                Services Corporation
 Barry L. Margerum.............   48     1997   President and Chief Executive
                                                Officer of the Company
 Scott W. Silfvast.............   37     1988   Chief Product Officer of the
                                                Company

--------
(1) As of the Record Date
(2) Member of the Compensation Committee
(3) Member of the Audit Committee

   Dieter W. Meier has served as Chairman of the Board of the Company since March 2000. Mr. Meier is a film director and the founder, manager and producer of Yello. Yello created numerous soundtracks for movies and contributed songs to films and television shows, including Ferris Buhler's Day Off, The Secret of My Success, Ford Fairlane, Miami Vice and Miramax's Senseless. Mr. Meier is a partner in Ulysse Nardin, a Swiss watch company, a partner and board member of British Ceramic Tile in the U.K. and a partner in Servair, a company that owns and operates private jet planes in Europe.

   James Dobbie has served as a director of the Company since March 1991 and served as Chief Executive Officer from March 1991 until June 1997. From 1988 to February 1991, Mr. Dobbie was a self-employed consultant and consulted for the Company from November 1990 to February 1991. From 1984 to 1987, Mr. Dobbie was Chairman of the Board of Akashic Memories, a privately held supplier of high density computer disks. From 1980 to 1983, Mr. Dobbie was President of Avantek, an electronic component company.

   Stephen D. Jackson has served as a director of the Company since February 2000. Since 1990, Mr. Jackson has been the President of USA Products, a diversified manufacturing group in Hardware, Automotive and Golf products. Prior to this, Mr. Jackson was General Manager of KB Farms, a diversified farm operations group.

   Robert F. Kuhling, Jr. has served as a director of the Company since October 1990. Since 1987, Mr. Kuhling has been a general partner of several venture capital partnerships managed by ONSET Ventures Services Corporation, a venture capital firm. Mr. Kuhling also serves on the board of directors of Conceptus, Inc. and Gadzoox, public companies, and serves as a director for a number of privately held companies.

   Barry L. Margerum was appointed Chief Executive Officer and President of the Company in June 1997 and has served as a director of the Company since August 1997. From 1994 to June 1997, he served as Vice President of Marketing and then as President and General Manager of the CMS Division of Plantronics, Inc. From 1989 to 1994, Mr. Margerum was President and Chief Executive Officer of MITEM Corporation, a provider of middleware technology for enterprise distributed systems. From 1980 to 1988, Mr. Margerum held a variety of executive sales and marketing positions for GriD Systems Corporation, a pioneer in the field of lap-top computers. Prior to that, Mr. Margerum was employed by Apple Computer, Inc., Epsilon Data Management and International Business Machines Corporation.

   Scott W. Silfvast founded the Company in July 1988. He has been a director of the Company since its inception, has served as Senior Vice President since June 1997 and served as President from March 1990 until May 1997. Mr. Silfvast also served as Chairman of the Board from July 1988 until February 1991. From 1983 to July 1988, he was an engineer for SRS, a measurement instrumentation company.

Vote Required; Recommendation of Board of Directors

   The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Meetings and Committees

   The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1999 ("Fiscal 1999") and took action by written consent on three occassions. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director has been a director) and (ii) the total number of meetings of committees of the Board of Directors on which such person served (during the period that such director served).

   Audit Committee. The Audit Committee did not meet during Fiscal 1999, but took action by written consent on one occassion. The Audit Committee currently consists of Mr. Kuhling and Mr. Stephen D. Jackson. The Audit Committee reviews both audit and non-audit services performed by the Company's independent accountants for the preceding year and recommends engagement of the Company's independent auditors. The Audit Committee also reviews and evaluates the Company's accounting principles and its systems of internal accounting controls.

   Compensation Committee. The Compensation Committee, consisting of Mr. Kuhling and Mr. Dieter W. Meier, makes recommendations to the Board of Directors regarding all forms of compensation to executive officers, and performs such other duties as may from time to time be determined by the Board of Directors. In Fiscal 1999, the Compensation Committee met three times and took action by written consent on one occassion.

   Nominating Committee. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

Compensation of Directors

   Non-employee directors of the Company currently do not receive compensation for each Board meeting attended. Reimbursement of expenses is allowed. Officers of the Company do not receive additional compensation for attendance at Board of Directors meetings or committee meetings. In addition, all non-employee directors elected for the first time after July 20, 1995 (the "Non-employee Directors") are eligible to participate in the Company's 1995 New Director Option Plan (the "Director Plan"). The Director Plan, as amended in May 1999, provides for the automatic grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company to each Non-employee Director on the date which such person first becomes a director and an additional grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company on the date of each annual meeting of the shareholders; provided, however, that on such date, such Non-employee Director shall have served on the Board for at least the preceding six (6) months.

   PROPOSAL NO. 2--APPROVAL OF RESERVATION OF 1,000,000 ADDITIONAL SHARES OF
              COMMON STOCK FOR ISSUANCE UNDER THE 1999 STOCK PLAN

   On April 14, 2000, the Board of Directors approved the reservation of an additional 1,000,000 shares of Common Stock for issuance under the 1999 Stock Plan (the "1999 Plan"). The 1999 Plan was adopted on March 24, 1999 by the Board of Directors, and subsequently ratified and approved by the shareholders at the annual meeting of shareholders held on June 25, 1999. The total number of additional shares of Common Stock hereby reserved for issuance under the 1999 Plan is 1,000,000 shares of Common Stock, bringing the total number of shares authorized for issuance under the 1999 Plan to 1,750,000 shares of Common Stock. The Company believes that its ability to make awards under the 1999 Plan is critical to its success in attracting and retaining experienced and qualified employees.

   At the Annual Meeting, the shareholders are being asked to approve the reservation of additional shares thereunder.

Vote Required; Recommendation of Board of Directors

   The affirmative vote of a majority of the Votes Cast will be required to approve and ratify the reservation of additional shares of Common Stock for issuance under the 1999 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the 1999 Plan

   General. The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, consultants and directors of the Company and to promote the success of the Company's business. Options, stock purchase rights and "common stock equivalents" may be granted under the 1999 Plan. Options granted under the 1999 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

   Administration. The 1999 Plan may generally be administered by the Board or the Committee appointed by the Board. To the extent that options granted under the 1999 Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the 1999 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m). The administrators of the 1999 Plan are referred to therein as the "Administrator."

   Eligibility; Limitations. Nonstatutory stock options, stock purchase rights and common stock equivalents may be granted under the 1999 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options, stock purchase rights and common stock equivalents may be granted, the time or times at which such options, stock purchase rights and common stock equivalents shall be granted, and the number of shares subject to each such grant.

   Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1999 Plan provides that no employee, consultant or director may be granted, in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial service, he or she may be granted options to purchase up to an additional 200,000 shares of Common Stock.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock as reported by the Nasdaq National Market (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration.The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1999 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. In the event of an optionee's termination of employment or consulting relationship for any reason other than death or disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for such period of time as the Administrator shall determine at the time of grant (not to exceed three months in the case of incentive stock options) and to the extent that the term of the option has not expired.

     (e) Death or Disability. If an optionee's employment or consulting relationship is terminated as a result of disability, the option will be exercisable for twelve months following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

     (f) Nontransferability of Options. Options granted under the 1999 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

   Stock Purchase Rights. A stock purchase right gives the purchaser a certain period of time from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for shares repurchased by the Company shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. Stock purchase rights generally may not be assigned or transferred, voluntarily or involuntarily.

   Common Stock Equivalents. Common stock equivalents awarded to a recipient are credited to a bookkeeping account established by the Company in his or her name. Each common stock equivalent entitles the recipient to a share of Common Stock at such time as specified in the recipient's Common Stock Equivalent Agreement. The Company's obligations with respect to common stock equivalents are not funded or secured in any manner. A recipient's right to receive common stock equivalents generally may not be assigned or transferred, voluntarily or involuntarily.

   Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1999 Plan, the exercise price of any such outstanding option or stock purchase right, and the number of common stock equivalents credited to each account under the 1999 Plan.

   In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable or convertible, until the date ten (10) days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may in its discretion provide that each common stock equivalent shall convert into shares of Common Stock.

   Merger or Asset Sale. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the 1999 Plan requires that each outstanding option, stock purchase right and common stock equivalent be assumed or an equivalent award substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, stock purchase rights and common stock equivalents, (i) the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable, (ii) any repurchase option of the Company applicable to any shares acquired upon exercise of an option or stock purchase right shall lapse as to all such shares, and (iii) common stock equivalents credited to a recipient's account shall convert into shares of Common Stock immediately prior to the merger or sale of assets. In such event, the Administrator is required to notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. If a common stock equivalent converts to shares of Common Stock in such event, the Administrator shall notify the holder thereof at least fifteen (15) days prior to the consummation of the proposed transaction.

   Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1999 Plan to the extent necessary to comply with any applicable rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the 1999 Plan without the written consent of the optionee. Unless terminated earlier, the 1999 Plan shall terminate on March 24, 2009.

Federal Income Tax Consequences

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

   Common Stock Equivalents. A recipient generally will not recognize any taxable income at the time he or she receives common stock equivalents. Upon conversion of the common stock equivalents into shares of Common Stock, the recipient will generally recognize taxable income equal to the then fair market value of the shares of Common Stock received. Upon a disposition of such shares by the recipient, any difference between the sale price and the fair market value of the shares on the date of conversion is treated as long-term or short-term capital gain or loss, depending on the holding period.

   The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights and holders of common stock equivalents, and the Company with respect to the grant and exercise of options and stock purchase rights and the conversion of common stock equivalents under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

     PROPOSAL NO. 3--APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY
         NOTE ISSUED BY THE COMPANY IN FEBRUARY 2000 INTO COMMON STOCK

   In February 2000, the Company executed a Secured Promissory Note (the "February Note") with certain persons under which the Company may draw up to an aggregate of $1.5 million through February 22, 2001. Under the February Note, Dieter W. Meier, Walter Bosch, Stephen D. Jackson, Milton M.T. Chang and ONSET Enterprise Associates ("ONSET") (each a "February Note Investor" and collectively, the "February Note Investors") have advanced $500,000, $300,000, $100,000, $200,000 and $400,000, respectively, pursuant to the terms thereof. Interest on the outstanding principal amount under the February Note accrues at the rate of 10.00% per annum and such interest, together with the outstanding principal amount, is due in February 2002. The Company may not prepay the February Note. The February Note is secured by the assets of the Company.

   Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the February Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the February Note is determined by dividing the then outstanding principal sum of the February Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market on February 22, 2000, which was $2.53125.

   The Company is seeking shareholder approval to allow for conversions of the February Note into Common Stock of the Company. If shareholder approval is not obtained by June 30, 2000, the outstanding principal amount under the February Note and the accrued interest thereon must be repaid in full upon demand (rather than in February 2002) by February Note Investors representing two-thirds of the then outstanding principal amount of the February Note. Such demand by the February Note Investors may not be made until January 1, 2001.

   In addition, the February Note provides that upon conversion, if such conversion occurs, the Company will issue warrants to purchase 1,185,185 shares of Common Stock of the Company at prices ranging from $3.00 to $5.00 per share. The warrants, if issued, will be exercisable at any time and from time to time in part or in full on or before February 1, 2003.

   Further, the Company has agreed to use commercially reasonable efforts to nominate two persons designated by a majority of the February Note Investors for election to the Board at the Company's next election of directors, provided that each of the nominees possesses the necessary qualifications and background to serve on the Board. The two nominees are Stephen D. Jackson and Dieter W. Meier and, pursuant to the terms of the February Note, the Board agreed to appoint Mr. Jackson and Mr. Meier to serve on the Board prior to March 1, 2000. Requiring the Company to nominate two persons designated by a majority of the February Note Investors for election to the Company's Board will potentially allow the February Note Investors to influence the Board for a period of time.

Background

   Outside financing is critical to the Company in its current stage of development because the Company does not yet generate sufficient cash from operations to fund its operations and growth. Between January 1, 1999 and the date of this Proxy Statement, the Company raised a total of $8,953,676 through:
(1) the sale of Common Stock to ONSET, Dieter W. Meier, Stephen D. Jackson, Walter Bosch and Willy Gunther (each a "Common Stock Purchaser" and collectively, the "Common Stock Purchasers"), in three private placements (the "Common Stock Financings"); (2) the issuance of the February Note to the February Note Investors (the "February Note Financing"); (3) the issuance of a Secured Promissory Note in April 1999 (the "April Note") in the amount of $2,000,000 (the "April Note Financing"), with ONSET, Milton M.T. Chang, Dieter
W. Meier, Stephen D. Jackson and Pegasus Capital II, L.P. ("Pegasus") (collectively, the "April Note Investors"). In October 1999, the April Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock; (4) the issuance of a Secured Promissory Note in July 1999 (the "July Note") in the amount of $2,100,000 (the "July Note Financing"), with Taurean Investments AG ("Taurean") and Pegasus (collectively, the "July Note Investors"). The July Note is convertible into shares of Common Stock of the Company as described in footnote (3) below. The convertibility feature of the July Note was approved by the stockholders of the Company at a Special Meeting of Stockholders held on October 22, 1999. The security interests granted to the holders of the July Note are subordinate to the security interests granted to the holders of the February Note.

   The chart below reflects the Common Stock Purchasers, February Note Investors, April Note Investors and July Note Investors in the Common Stock Financings, February Note Financing, April Note Financing and July Note Financing, respectively, the funds raised by the Company in such financings and the securities outstanding as a result thereof:

                                     Common
                                     Stock
                                    Issuable
                                      Upon        Total
                         Number of Conversion Consideration
 Common Stock Purchaser   Shares     of the    Received by  Effective Date of
    or Note Investor      Issued      Note     the Company     Issuance(1)
 ----------------------  --------- ---------- ------------- -----------------
ONSET Enterprise
 Associates.............       --    991,051   $1,000,000      April 23, 1999(2)
                           451,916       --       500,000    November 9, 1999
                               --    158,024      400,000   February 22, 2000(4)

Milton M.T. Chang.......       --    395,741      400,000      April 23, 1999(2)
                               --     79,012      200,000   February 22, 2000(4)

Dieter W. Meier......... 1,000,000       --       987,300    January 26, 1999
                               --    346,414      350,000      April 23, 1999(2)
                           451,916       --       500,000    November 9, 1999
                               --    197,530      500,000   February 22, 2000(4)

Stephen D. Jackson......   320,446       --       316,376    January 26, 1999
                               --    148,553      150,000      April 23, 1999(2)
                           225,958       --       250,000    November 9, 1999
                               --     39,506      100,000   February 22, 2000(4)

Pegasus Capital II,
 L.P....................       --     99,255      100,000      April 23, 1999(2)
                               --    133,333      100,000       July 30, 1999(3)

Taurean Investments AG
 (5)....................       --  2,666,666    2,000,000       July 30, 1999(3)

Walter Bosch............   451,916       --       500,000    November 9, 1999
                               --    118,518      300,000   February 22, 2000(4)

Willy Gunther...........   240,000       --       300,000    February 7, 2000

--------
(1) Assumes the Notes were convertible on the dates of issuance, except for the April Note as described in footnote (2) below..
(2) In October 1999, the April Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock, which are reflected in the table.
(3) The number of shares of Common Stock to be issued upon conversion of the July Note is determined by dividing the principal sum of the July Note, plus accrued interest thereon, by $0.75. Assumes conversion of the full amount of the portion of the July Note held by the July Note Investors, without taking into account any interest thereon.
(4) The number of shares of Common Stock to be issued upon conversion of the February Note is determined by dividing the then outstanding principal sum of the February Note, plus accrued interest thereon, by the stock price of the Common Stock as traded on the Nasdaq Stock Market on February 22, 2000. Such closing price per share was $2.53125. Assumes conversion of the full amount of the portion of the February Note held by the February Note Investors, without taking into account any interest thereon and based on such closing price per share.
(5) Taurean Investments AG is a corporation which has a contractual arrangement with a trust for the benefit of Dieter W. Meier, such that Dieter Meier would be the beneficial owner of the stock issuable upon conversion of the July Note.

   As noted above, the February Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the February Note. However, if the conversion feature of the February Note is not approved by the shareholders, the outstanding principal amount under the February Note and accrued interest thereon must be repaid in full upon demand by February Note Investors representing two-thirds of the then outstanding principal amount of the February Note. Such demand by the February Note Investors may not be made until January 1, 2001. As a result of the Common Stock Financings, the Common Stock Purchasers (including the shares beneficially owned by Dieter W. Meier) in the aggregate beneficially own in excess of 62% of the sum of the Company's outstanding voting securities as of March 31, 2000 and the number of shares which the Common Stock Purchasers have the right to acquire within 60 days of March 31, 2000 upon the exercise of stock options and stock purchase rights and upon the conversion of the July Note. Upon approval of the conversion feature of the February Note, the February Note Investors in the aggregate could potentially control 63% of the sum of the Company's voting securities as of March 31, 2000 and the aggregate of 592,592 shares issuable upon conversion of the February Note (without taking into account shares issuable upon conversion of the interest thereon) and the aggregate of 2,799,999 shares issuable upon conversion of the July Note by Pegasus and Taurean (without taking into account shares issuable upon conversion of the interest thereon); individually, each of ONSET, Milton M. T. Chang, Dieter W. Meier, Stephen D. Jackson and Walter Bosch (none of whom hold options to purchase shares of the Company) could potentially control 21.2%, 4.7%, 29.7%, 4.6% and 3.0% of the Company's voting securities, respectively. In addition, as described under "Other Information,-- Certain Transactions-- February 2000 Note Financing", the Company has agreed to use commercially reasonable efforts to cause the Board of Directors to nominate two persons nominated by a majority of the February Note Investors to serve on the Board of Directors at the Annual Meeting.

   Under the Nasdaq National Market System corporate governance rules, Rule 4460(i)(1)(D) (the "20% Rule") requires shareholder approval of securities issuances where (1) the securities issued are Common Stock or securities convertible into or exercisable for Common Stock, (2) the price of the securities is less than the market value of the Common Stock, and (3) the proposed issuance would result in the issuance of 20% or more of the Common Stock or voting power of the Company before the issuance. Additionally, Nasdaq Rule 4460(i)(1)(B) (the "Control Rule") requires shareholder approval of the adoption of a plan or the issuance of securities by the Company that would result in a change of control of the Company. There is no concrete test to determine the amount of securities that the Company may issue to a party without triggering the Control Rule. Depending on the facts and circumstances, the issuance by the Company of a small amount of securities may result in a change of control of the Company where an investor already owns a sizable portion of the Company's outstanding voting securities.

   The Company is seeking shareholder approval to allow for conversions of the February Note into Common Stock of the Company in order to ensure compliance with Nasdaq's 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the February Note and interest thereon upon demand (rather than in February 2002) by February Note Investors representing two-thirds of the then outstanding principal amount of the February Note.

Principal Effects of Approval or Nonapproval

   In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the February Note Investors in connection with the February Note Financing would be 592,592 shares, assuming the conversion of the full amount of the February Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the February Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the February Note Investors in control of the Company.

   In the event that shareholder approval is not obtained, the Company would be required to pay in full the outstanding principal amount of the February Note and interest thereon upon demand (rather than in February 2002) by February
Note Investors representing two-thirds of the then outstanding principal amount of the February Note. Such demand by the February Note Investors may not be made until January 1, 2001.

   In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 3 will have a severely detrimental effect on the Company and its future. The February Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the February Note and interest thereon upon demand by February Note Investors representing two-thirds of the then outstanding principal amount of the February Note. If shareholder approval is obtained, the outstanding principal amount of the February Note and interest thereon would become payable in due course according to the February Note, specifically in February 2002.

Vote Required; Recommendation of Board of Directors

   Shareholder approval to allow for conversions of the February Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF JAMES DOBBIE, BARRY L. MARGERUM AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

              PROPOSAL NO. 4--RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has selected PricewaterhouseCoopers LLP
("PricewaterhouseCoopers") as the Company's independent public accountants for the fiscal year ending December 31, 2000 ("Fiscal 2000").
PricewaterhouseCoopers (or one of its predecessor firms) has been the Company's independent auditors since November 15, 1999. Audit services of PricewaterhouseCoopers during Fiscal 1999 included the examination of the consolidated financial statements of the Company.

   A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if such representative so desires. Moreover, PricewaterhouseCoopers' representative will be available to respond to appropriate questions from the shareholders.

Vote Required; Recommendation of Board of Directors

   The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of PricewaterhouseCoopers as the Company's independent auditors. In the event that the shareholders do not approve the selection of PricewaterhouseCoopers, the appointment of the independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission (the "SEC") and to the exchange upon which the Common Stock is traded, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

   Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that as of December 31,

1999, all Reporting Persons complied with all applicable filing requirements, except that the following Forms 3 and 4 were filed late. Milton M.T. Chang filed a Form 5 in December 1999 for Form 4 transactions in June and October of 1999. Robert F. Kuhling filed a Form 5 in December 1999 for Form 4 transactions in June, October and November of 1999. Dieter W. Meier filed a Form 5 in February 2000 for Form 3 transactions for October and November of 1999. ONSET filed a Form 5 in December 1999 for Form 4 transactions in June, October and November of 1999.

Certain Transactions

   1999 Private Placement of Common Stock. On January 26, 1999, the Company entered into a Common Stock Purchase Agreement (the "1999 Purchase Agreement") with Dieter W. Meier and Stephen D. Jackson. Under the 1999 Purchase Agreement, a total of 1,320,446 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $0.9873, which price was equal to 90% of the average bid price per share for the ten days immediately preceding January 26, 1999. 1,000,000 shares were purchased by Dieter W. Meier for $987,300 and 320,446 shares were purchased by Stephen D. Jackson for $316,376. Under certain circumstances, such persons have the right, to request on one occasion that the Company register such shares, or to include such shares in a registration effected by the Company, with the number of shares included in each such registration subject to underwriter cutbacks. Under certain circumstances, such persons have the right to designate one nominee for election to the Company's Board of Directors.

   April 1999 Note Financing. In April 1999, the Company executed a Secured Promissory Note (the "April Note") with certain persons under which the Company may draw up to $2,000,000 through July 31, 1999. Under the April Note, ONSET, Milton M. T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus have advanced $1,000,000, $400,000, $350,000, $150,000 and $100,000, respectively, pursuant to the terms thereof. In October 1999, the April Note Investors converted the $2,000,000 principal amount and $67,000 accrued interest into 1,981,014 shares of Common Stock.

   July 1999 Note Financing. In July 1999, the Company executed a Secured Promissory Note (the "July Note") with certain persons under which the Company may draw up to an aggregate of $2,100,000 through October 31, 1999. Under the July Note, Taurean and Pegasus have advanced $2,000,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the July Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in July 2001. The Company may not prepay the July Note. The July Note is convertible into Common Stock of the Company pursuant to the terms thereof. Under certain circumstances (but not sooner than January 1, 2000), the July Note may become immediately due and payable. The July Note is secured by the assets of the Company.

   1999 Private Placement of Common Stock. On November 9, 1999, the Company entered into a Common Stock Purchase Agreement (the "1999 Purchase Agreement") with, among others, ONSET, Dieter W. Meier and Stephen D. Jackson. Under the 1999 Purchase Agreement, a total of 1,581,706 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $1.1064, which price is equal to the average closing price per share of the Company's Common Stock during the ten (10) consecutive trading days immediately preceding November 9, 1999. 451,916 shares were purchased by ONSET for $500,000, 451,916 shares were purchased by Mr. Meier for $500,000 and 225,958 shares were purchased by Mr. Jackson for $250,000. Holders of an aggregate of greater than 50% of the shares purchased under the 1999 Purchase Agreement may request the Company register such shares pursuant to a "shelf" registration on Form S-1 under the Securities Act of 1933, as amended.

   February 2000 Note Financing. In February 2000, the Company executed a Secured Promissory Note (the "February Note") with certain persons under which the Company may draw up to $1.5 million through February 22, 2001. Under the February Note, ONSET, Milton M. T. Chang, Dieter W. Meier, Stephen D. Jackson and Walter Bosch have advanced $400,000, $200,000, $500,000, $100,000 and
$300,000, respectively, pursuant to the terms thereof. Interest on the Note accrues at the rate of 10.0% per annum and such interest, together with the outstanding principal amount, is due in February 2002. The Company may not prepay the

Note. Subject to obtaining the necessary approvals, the Note is convertible into Common Stock of the Company pursuant to the terms thereof. Under certain circumstances (but not sooner than January 1, 2001), the Note may become immediately due and payable. The Note is secured by the assets of the Company. See "Proposal No. 3--Approval of the Conversions of the Secured Promissory Note Issued by the Company in February 2000 into Common Stock."

   Option Grants to Executive Officers. In Fiscal 1999, stock options under the Company's 1999 Stock Plan were granted to the following executive officers as of the grant dates and for the number of shares of Common Stock and at the exercise prices set forth below opposite their names:

                                                                    Per Share
   Officer                       Date of Grant Plan No. of Shares Exercise Price
   -------                       ------------- ---- ------------- --------------
   Paul L. Hammel...............   08/12/99    1999     50,000        0.9375

   Paul L. Hammel...............   12/22/99    1999     40,000        1.0300

   Barry L. Margerum............   08/12/99    1999     60,000        0.9375

   Barry L. Margerum............   12/22/99    1999     50,000        1.0300

   Steven H. Milne..............   08/12/99    1999     40,000        0.9375

   Steven H. Milne..............   12/22/99    1999     30,000        1.0300

   Piers Plaskitt...............   09/13/99    1999    125,000        1.0000

   Piers Plaskitt...............   12/22/99    1999     40,000        1.0300

   Scott W. Silfvast............   08/12/99    1999     50,000        0.9375

   Scott W. Silfvast............   12/22/99    1999     50,000        1.0300

   The per share exercise price of each of the above options is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of grant. The options granted to Messrs. Hammel, Margerum, Milne and Silfvast on August 12, 1999 vest ratably over four years. The options granted to Mr. Plaskitt on September 13, 1999 vest as to 25% of the shares on September 13, 2000, with the balance of the shares vesting ratably over three years. The options granted to Messrs. Hammel, Margerum, Milne, Plaskitt and Silfvast on December 22, 1999 vest as to 25% of the shares on December 22, 2000, with the balance of the shares vesting ratably over three years.

   Bonus Payments to Executive Officers. See "Executive Compensation--Summary Compensation Table" regarding bonuses paid to executive officers in recognition of services rendered to the Company in Fiscal 1999.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

   The table below indicates the number of shares of the Company's Common Stock beneficially owned as of March 31, 2000 by: (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

                                                             Number of Shares
                                                               Beneficially
                                                                 Owned(1)
                                                             -----------------
Directors, Executive Officers and 5% Shareholders             Number   Percent
-------------------------------------------------            --------- -------
Dieter W. Meier(2).......................................... 4,464,996  38.4%
 c/o Soundproof, Inc.
 5180 Linwood Drive
 Los Angeles, CA 90027

Robert F. Kuhling, Jr.(3)................................... 3,187,889  27.4%
 c/o ONSET Enterprise Associates
 2490 Sand Hill Road
 Menlo Park, CA 94025

ONSET Enterprise Associates................................. 3,187,302  27.4%
 2490 Sand Hill Road
 Menlo Park, CA 94025

Pegasus Capital II, L.P.(4).................................   927,545   8.0%
 181 Elm Street
 New Canaan, CT 06840

Milton M. T. Chang, Ph.D....................................   700,741   6.0%

Stephen D. Jackson(5).......................................   694,957   6.0%

Scott W. Silfvast(5)........................................   370,104   3.1%

Barry L. Margerum(5)........................................   284,171   2.4%

James Dobbie(5).............................................   202,729   1.7%

Paul L. Hammel(5)...........................................    97,832     *

Steven H. Milne(5)..........................................    71,393     *

All executive officers and directors as a group (9
 persons)(5)................................................ 6,707,405  57.7%

--------
 * Less than one percent.
(1) Based on 11,622,542 shares of Common Stock outstanding as of March 31,
    2000.
(2) Includes 2,666,666 shares issuable to Taurean Investments AG pursuant to the conversion feature of the July Note, as approved by the shareholders on October 22, 1999. Taurean is a corporation which has a contractual arrangement with a trust for the benefit of Dieter W. Meier, such that Mr. Meier is deemed the beneficial owner of the stock held by Taurean.
(3) Includes 3,187,302 shares held by ONSET. Mr. Kuhling is a general partner of OEA Management, L.P. ("OEA"), which is the general partner of ONSET, and, together with the other general partners of OEA, shares voting and investment power with respect to such shares. Mr. Kuhling disclaims beneficial ownership of the shares held by ONSET except to his proportionate partnership interest therein. Also includes 587 shares held by a trust for the benefit of Mr. Kuhling and his spouse.
(4) Includes 133,333 shares issuable pursuant to the conversion feature of the July Note.
(5) Includes 63,333, 257,990, 69,165, 71,393 and 461,881 shares which Messrs.
    Silfvast, Margerum, Hammel and Milne and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of March 31, 2000 upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during Fiscal 1999 and the fiscal years ended December 31, 1998 and 1997.

                                                             Long-Term
                                                            Compensation
                                                     --------------------------
                               Annual Compensation     Awards
                              ---------------------- ----------
                                                     Securities
    Name and Principal                               Underlying    All Other
    Position             Year Salary($) Bonus ($)(1) Options(#) Compensation($)
    ------------------   ---- --------- ------------ ---------- ---------------
Barry L. Margerum....... 1999  180,000     42,350     110,000        6,316(3)
 President and Chief
  Executive Officer      1998  180,000     66,420(2)  147,297        4,195
                         1997  105,000     36,750     250,000        3,540

Thomas C. Fristoe(4).... 1999   81,800     22,845           0            0
 Vice President of World 1998  124,992     83,583(2)    9,000            0
 Wide Sales and
 Marketing               1997   84,814     35,000      70,000       14,484
  Communications

Scott W. Silfvast....... 1999  150,000     23,475     100,000            0
 Senior Vice President
 of Product Marketing    1998  150,000     32,873(2)   25,000            0
                         1997  148,125     22,500      50,000            0

Steven H. Milne......... 1999  136,100     20,000      70,000            0
 Vice President of
 Engineering             1998  128,100     22,720      25,000            0
                         1997  128,100     19,200      20,000            0

Paul L. Hammel.......... 1999  150,000     24,750      90,000            0
 Senior Vice President
 of Operations           1998  133,558     43,812(2)  100,000            0
                         1997      --         --          --           --

--------
(1) Includes bonus amounts earned in a fiscal year and paid in the subsequent fiscal year.
(2) The Fiscal 1998 bonus amounts include amounts earned in Fiscal 1998, but paid in Fiscal 1999, to account for a "gross up" for taxes, such that the net effect to such officer, with respect to that portion of the bonus paid in stock purchase rights for Fiscal 1998, is as if federal and state income taxes did not apply to such portion of his bonus. The gross up amounts for Messrs. Margerum, Fristoe, Silfvast and Hammel earned in Fiscal 1998 are $12,420, $5,270, $5,873 and $14,249, respectively.
(3) Represents health insurance and dental insurance premiums.
(4) Mr. Fristoe's employment with the Company terminated as of July 19, 1999.

Option Grants in Last Fiscal Year

   The following table sets forth, as to the Named Officers, certain information relating to stock options granted during Fiscal 1999.

                                                                            Potential
                                                                           Realizable
                                                                            Value at
                                                                             Assumed
                                                                          Annual Rates
                                                                            of Stock
                                                                              Price
                                                                          Appreciation
                                                                           for Option
                                        Individual Grants                    Term(4)
                         ------------------------------------------------ -------------
                         Number of    % of Total
                         Securities    Options
                         Underlying   Granted to   Exercise or
                          Options    Employees in  Base Price  Expiration
   Name                  Granted(#) Fiscal Year(1)  ($/Sh)(2)   Date(3)   5%($)  10%($)
   ----                  ---------- -------------- ----------- ---------- ------ ------
Barry L. Margerum.......   60,000        6.5%        0.9375     08/12/09  33,375 89,648
Barry L. Margerum.......   50,000        5.4%        1.0300     12/22/09  32,388 82,078
Scott W. Silfvast.......   50,000        5.4%        0.9375     08/12/09  29,479 74,707
Scott W. Silfvast.......   50,000        5.4%        1.0300     12/22/09  32,388 82,078
Steven H. Milne.........   40,000        4.3%        0.9375     08/12/09  23,584 59,765
Steven H. Milne.........   30,000        3.2%        1.0300     12/22/09  19,433 49,247
Paul L. Hammel..........   50,000        5.4%        0.9375     08/12/09  30,611 77,575
Paul L. Hammel..........   40,000        4.3%        1.0300     12/22/09  25,911 66,662

--------
(1) The total number of shares subject to options granted to employees during Fiscal 1999 was 924,567.
(2) The exercise price is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of grant.
(3) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionee's death.
(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in Fiscal 1999, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Fiscal 1999 and Fiscal 1999 Year-End Option
Values

   The following table sets forth for each Named Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1999. No options were exercised by the Named Officers during Fiscal 1999.

                       Number of Securities           Value of Unexercised In-
                      Underlying Unexercised            the-Money Options at
                   Options at Fiscal Year End(#)        Fiscal Year End($)(1)
                   -----------------------------      -------------------------
   Name             Exercisable      Unexercisable    Exercisable Unexercisable
   ----            --------------   ---------------   ----------- -------------
Barry L.
 Margerum.........          210,355           296,942    1,691        4,787
Scott W.
 Silfvast.........           52,916           152,084      130        1,432
Steven H. Milne...           58,580           116,420      104        1,146
Paul L. Hammel....           52,500           147,500        5           57

--------
(1) Market value of underlying securities based on the closing price of $0.96875 of the Company's Common Stock on December 31, 1999, minus the exercise price.

Employment Arrangements

   In March 1997, the Company and Barry L. Margerum entered into an employment offer letter pursuant to which Mr. Margerum agreed to serve as Chief Executive Officer and a director of the Company at an annual salary of $180,000, with a target annual bonus of 40% of salary based upon mutually agreed upon milestones. One-half of Mr. Margerum's targeted bonus amount is guaranteed at the end of his first year of employment. The Company agreed to recommend to the Board of Directors that Mr. Margerum be granted a 250,000 share stock option at a per share exercise price equal to the fair market value of the Company's stock on the date of grant and vesting over four years. Pursuant to an amendment to such option effected in September 1998, Mr. Margerum's option shall become fully vested and exercisable upon the earlier of (i) six months following a change of control of the Company or (ii) the date following a change of control that Mr. Margerum's employment is terminated without cause and, to the extent vested, shall be exercisable until the first to occur of (a) three years following termination of employment or (b) August 5, 2007. In the event the Company terminates Mr. Margerum's employment, he will be entitled to a severance arrangement of six months salary, a bonus amount equal to 20% of annual salary, six months vesting acceleration of his stock option and continuation of Company benefits for six months. The Company also agreed to obtain $500,000 in life insurance for Mr. Margerum. In addition, the Company agreed to cover 75% of commuting costs with a driver or local apartment rental of up to $1,000 per month; however, in September 1999, the Company's Board of Directors determined that Mr. Margerum would receive a car allowance of $500 per month in lieu thereof. Mr. Margerum is also eligible to participate in the Company's employee benefit plans.

   In August 1999, the Company and Piers Plaskitt entered into an employment offer letter pursuant to which Mr. Plaskitt agreed to serve as President of Worldwide Sales and Marketing Communications of the Company at an annual salary of $150,000. In addition, through Fiscal Year 1999, the Company agreed to pay Mr. Plaskitt a non-recoverable draw of $2,291 per pay period, based on 24 pay periods per year. The Company also agreed to a bonus plan based on sales. The Company agreed to recommend to the Board of Directors that Mr. Plaskitt be granted a 125,000 share stock option at a per share exercise price equal to the fair market value of the Company's stock on the date of grant. Such option vests at the rate of twenty-five percent (25%) of the shares on the first anniversary of the date of grant with the remaining shares vesting ratably thereafter over three years. The Company also agreed to pay relocation related expenses of up to $18,000. In the event Mr. Plaskitt's employment is terminated by the Company, other than for cause, the Company will continue to pay
Mr. Plaskitt's salary until the first to occur of (i) the date six months following his termination date or (ii) the date Mr. Plaskitt becomes employed by, or commences serving as a consultant to, another company. Mr. Plaskitt is also eligible to participate in the Company's employee benefit plans.


Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee was formed in April 1992 to review and approve the compensation and benefits for the Company's key executive officers, administer the Company's stock option plans and make recommendations to the board of directors regarding such matters. The committee is currently composed of Mr. Kuhling and Dieter Meiers, neither of whom is an officer of the Company. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Report of the Compensation Committee

   Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

   The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

   Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent, and
(v) the Company's financial performance generally. The weight given such factors by the Committee may vary from individual to individual.

   Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation may be paid in the form of contingent cash bonuses which are paid annually. The bonus amounts for executive officers are dependent in part on the Company's revenue performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive has responsibility and satisfactory completion of special projects supervised by the executive officer.

   Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and the other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. See "Certain Transactions--Option Grants to Executive Officers."

   Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. As of April 1, 2000, the base salary of Barry L. Margerum is $200,000 with a target annual bonus of 40% of salary based on mutually agreed upon milestones. Mr. Margerum's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size using published compensation sources. In Fiscal 1999, Mr. Margerum was granted an option to purchase 110,000 shares of Common Stock. For Fiscal 1999, it was determined that Mr. Margerum would receive a bonus with a total cash value of $39,420, to be paid in cash. Following shareholder approval of the 1999 Plan, Mr. Margerum shall be paid an additional, as yet undetermined, cash amount, such that he shall be "grossed up" for taxes so that the net effect to him, with respect to that portion of his bonus paid in stock purchase rights, is as if federal and state income taxes did not apply to such portion of his bonus. In the event shareholder approval of the 1999 Plan is not obtained at the Annual Meeting, the stock purchase rights shall be cancelled and that portion of his bonus designated to be paid in stock purchase rights shall instead be paid in cash. See "Executive CompensationCSummary Compensation Table."

   Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $ 1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for Fiscal 1999 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

                                          COMPENSATION COMMITTEE

                                          Robert F. Kuhling, Jr.
                                          Dieter W. Meier

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
           AMONG EUPHONIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

   The following graph shows a comparison of cumulative total return on Common Stock for the Company, the Nasdaq Stock Market U.S. Index, and the Hambrecht & Quist Technology Index for the period commencing August 22, 1995 through December 31, 1999. The Company's Common Stock began trading on the Nasdaq Stock Market on August 22, 1995. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
                        [PERFORMANCE GRAPH APPEARS HERE]

* $100 INVESTED ON 8/22/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

Euphonix Inc (EUPH)

                                              Cumulative Total Return
                                     ------------------------------------------
                                     8/22/95 12/95  12/96  12/97  12/98  12/99
EUPHONIX, INC.......................  100.00 106.25  54.69  12.50  12.89  12.11
NASDAQ STOCK MARKET (U.S.)..........  100.00 103.03 126.76 155.32 218.86 395.40
HAMBRECHT & QUIST TECHNOLOGY........  100.00  94.84 117.87 138.19 214.95 480.05

GRAPH ASSUMES $100 INVESTED ON 8/22/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

May 8, 2000
Palo Alto, California

                                                                           PROXY

           This Proxy is solicited on behalf of the Board of Directors

                                EUPHONIX, INC.

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                                 June 26, 2000


The undersigned shareholder of EUPHONIX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 8, 2000, and hereby appoints Barry L. Margerum and James Dobbie, and each of them, proxies with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of EUPHONIX, INC. to be held on Monday, June 26, 2000, at 9:00 a.m., local time, at the offices of the Company, at 220 Portage Avenue, Palo Alto, California 94306 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


      (Continued, and to be marked, dated and signed, on the other side)

     1.   ELECTION OF DIRECTORS:

          ___  FOR all nominees listed below (except as indicated)

          ___  WITHHOLD AUTHORITY

          If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

          James Dobbie,   Stephen D. Jackson,   Dieter W. Meier

     2. PROPOSAL TO APPROVE THE RESERVATION OF AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER THE 1999 STOCK PLAN.

          [_]  FOR       [_]  AGAINST   [_]  ABSTAIN


     3. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED BY THE COMPANY IN FEBRUARY 2000 INTO COMMON STOCK.

           [_]  FOR       [_]  AGAINST   [_]  ABSTAIN

     4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

           [_]  FOR       [_]  AGAINST   [_]  ABSTAIN

          and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature(s) _________________________       Dated _________________

Print Name(s) ________________________       Dated _________________

                                      -2-